UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Salomon Brothers Variable Rate Strategic Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	51-0522808
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

125 Broad Street, New York, New York	10004
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-117951 (if applicable) Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to Be Registered.

Information concerning the Common Stock is contained in the prospectus included in the Registrant’s Registration Statement on Form N-2 (Registration Nos. 333-117951 and 811-21609) filed by the Registrant pursuant to the Investment Company Act of 1940, as amended and the Securities Act of 1933, as amended on August 5, 2004 (Accession No. 0001193125-04-132511), as amended by pre-effective amendment no. 1 filed on September 24, 2004 (Accession No. 0001193125-04-161588), as amended by pre-effective amendment no. 2 filed on September 27, 2004 (Accession No. 0001193125-04-161818), under the caption “Description of Shares.” That description is incorporated herein by reference.

Item 2.    Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SALOMON BROTHERS VARIABLE RATE STRATEGIC FUND INC.

By	/s/ R. Jay Gerken
R. Jay Gerken
Chairman

Date: September 27, 2004